UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2019

PHI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana (State or other jurisdiction of incorporation)	0-9827 (Commission File Number)	72-0395707 (IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana (Address of Principal Executive Offices)	70508 (Zip Code)

Registrant’s telephone number, including area code: (337) 235-2452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note – As previously disclosed, on March 14, 2019, PHI, Inc. (the “Company”) and its principal U.S. subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code. Additional developments in the Chapter 11 Cases are reported below.

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Chapter 11 Cases, on July 11, 2019, the Debtors entered into an Equity Commitment Agreement (the “Agreement”) with certain of the Company’s unsecured creditors (each a “Commitment Party” and collectively, the “Commitment Parties”). The Agreement is a component of the reorganization plan agreed upon between the Company and certain creditors in the previously-disclosed settlement plan term sheet dated June 5, 2019.

Subject to the terms and conditions of the Agreement, the Commitment Parties have agreed, in the aggregate, to provide up to $75 million cash (the “Equity Commitment”) in exchange for shares of common stock in the reorganized Company. The Equity Commitment is a several and not joint obligation of the Commitment Parties, with each Commitment Party being contractually obligated to purchase a pro rata number of shares commensurate with its individual commitment. Under the Agreement, the shares would be issued by the Company at a discount of 25% to the value assigned to such shares in the Company’s plan of reorganization. In addition, each of the Commitment Parties would be paid their pro rata share of an overall commitment fee of $15 million. The commitment fee would be earned upon approval of the Agreement by the Bankruptcy Court, and would be paid at the time the Company emerges from bankruptcy in the form of additional shares of common stock of the reorganized Company. Under the Agreement, the Company also agreed to enter into a registration rights agreement with certain Commitment Parties entitling such Commitment Parties under certain circumstances to request that the Company register their equity securities in the Company for sale under the rules of the U.S. Securities and Exchange Commission (the “SEC”).

The Agreement contains various representations and warranties, and affirmative and negative covenants, including, among others, a covenant by the Company to conduct its business in the ordinary course during the time between the execution of the Agreement and the consummation of the transactions contemplated thereby. Further, the Agreement prohibits the Company from soliciting alternative financing or restructuring proposals, although the Company’s board of directors (the “Board”) can respond to an unsolicited alternative proposal if doing so would be required by its fiduciary duties.

The obligations of each Commitment Party to consummate the transactions contemplated by the Agreement are subject to specified conditions including, but not limited to, Bankruptcy Court approval of the Agreement, Bankruptcy Court confirmation of the Debtors’ plan of reorganization, and the absence at the closing of any material breach of the representations, warranties and covenants made by the Debtors in the Agreement.

Under the Agreement, the Company is obligated to reimburse or pay the reasonable and documented out-of-pocket fees or expenses, as applicable, of the Commitment Parties, including various specified legal, professional, advisory and filing fees.

The Agreement may be terminated in a number of circumstances, including, but not limited to, by mutual consent, breaches of representations, warranties, or covenants after the expiration of the applicable cure period, dismissal of any Debtors’ Chapter 11 cases or their conversion into a Chapter 7 case under the Unites States Code, and failure to complete the transactions contemplated under the Agreement by 11:59 p.m., New York City time on September 30, 2019 (unless extended under the Agreement). The Company will be required to pay (i) a $3.75 million termination fee if it terminates the Agreement in connection with the Board’s exercise of its fiduciary duties and certain other conditions are met, including entering into an agreement to effect an alternative transaction within 12 months, or (ii) a higher termination fee if the Commitment Parties terminate the Agreement in certain other limited circumstances.

The foregoing description of the terms of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Additional information about the Chapter 11 Cases can be found by visiting the Company’s dedicated microsite: http://restructuring.phihelico.com. Claims information can be found at: https://cases.primeclerk.com/PHI. The Company has also established a hotline to ensure a prompt response to questions, which may be accessed at +1 (844) 216-8745 in the U.S. and Canada or by dialing +1 (347) 761-3249 internationally.

Cautionary Statements

Caution Concerning Forward-Looking Statements. This Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements other than statements of historical fact are “forward-

looking” statements, as defined by (and subject to the “safe harbor” protections under) the federal securities laws. When used herein, the words “anticipates,” “expects,” “believes,” “seeks,” “hopes,” “intends,” “plans,” “projects,” “will” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond the Company’s control. These forward-looking statements, and the assumptions on which they are based, (i) are not guarantees of future events, (ii) are inherently speculative and (iii) are subject to significant risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied by the Company in those statements if one or more of these risks or uncertainties materialize, or if the Company’s underlying assumptions prove incorrect. All of the Company’s forward-looking statements are qualified in their entirety by reference to the Company’s discussion of certain important factors that could cause the Company’s actual results to differ materially from those anticipated, estimated, projected or implied in those forward-looking statements.

Factors that could cause the Company’s results to differ materially from the expectations expressed in such forward-looking statements include but are not limited to risks and uncertainties relating to the Chapter 11 Cases, including but not limited to the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and its various constituents, the impact of the Bankruptcy Court rulings in the Chapter 11 Cases, the Company’s ability to obtain Bankruptcy Court approval of its plan of reorganization and the ultimate outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, attendant risks associated with restrictions on the Company’s ability to pursue and execute its business strategies, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, the potential material adverse effect of claims that are not discharged in the Chapter 11 Cases, uncertainty regarding the Company’s ability to retain its key personnel, uncertainty and continuing risks associated with the Company’s ability to achieve its stated goals and continue as a going concern; the Company’s ability to implement operational improvement efficiencies; the trading price and volatility of the Company’s securities, as well as other risks referenced from time to time in the Company’s filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company, that arise in the future or that are not specific to the Company could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned not to unduly rely upon the Company’s forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Further, the Company may make changes to its intentions or plans at any time, without notice and for any reason. For these reasons, the Company can provide no assurances as to the ultimate outcome of the Chapter 11 Cases, including the ultimate recoveries of the various classes of the Company’s claimants.

Caution Concerning the Terms Included within the Agreement. In connection with your review of the Agreement, please note that the representations and warranties contained therein were made solely for the benefit of the counterparties to the Agreement and:

●	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●

may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement filed herewith;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the Agreement or such other date or dates as may be specified therein and are subject to more recent developments.

Accordingly, the representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Caution Regarding Trading. The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. Under the Third Amended Plan, the Company expects that its current equity holders may experience a significant or complete loss of their investment, depending on the ultimate outcome of the Chapter 11 Cases and the ultimate value of the warrants proposed to be issued to its current equity holders.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Equity Commitment Agreement, dated as of July 11, 2019, among the Debtors and the Commitment Parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.

Date: July 17, 2019	By:	/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Chief Financial Officer and Secretary

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